                                                                 EXHIBIT 10.170









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                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                   PAXSON COMMUNICATIONS OF BUFFALO-51, INC.,

                     FANT BROADCASTING OF NEW YORK, L.L.C.,

                                  ANTHONY FANT

                                       AND

                        PAXSON COMMUNICATIONS CORPORATION

                                      * * *

                                 APRIL 15, 1997


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                                TABLE OF CONTENTS




RECITALS..........................................................................................................1

AGREEMENTS........................................................................................................1

SECTION 1.  DEFINITIONS...........................................................................................1
     "Accounts Receivable"........................................................................................2
     "Assets".....................................................................................................2
     "Assumed Contracts"..........................................................................................2
     "Business Day"...............................................................................................2
     "Closing"....................................................................................................2
     "Closing Date"...............................................................................................2
     "Consents"...................................................................................................2
     "Contracts"..................................................................................................2
     "FCC"........................................................................................................2
     "FCC Consent"................................................................................................2
     "FCC Licenses"...............................................................................................2
     "Final Order"................................................................................................3
     "Intangibles"................................................................................................3
     "Leasehold Interests"........................................................................................3
     "Licenses"...................................................................................................3
     "Permitted Liens"............................................................................................3
     "Person".....................................................................................................3
     "Purchase Price".............................................................................................3
     "Stations"...................................................................................................3
     "Tangible Personal Property".................................................................................3

SECTION 2.  PURCHASE AND SALE OF ASSETS...........................................................................4
     2.1    Agreement to Sell and Buy.............................................................................4
     2.2    Excluded  Assets......................................................................................5
     2.3    Purchase Price........................................................................................5
            (a)   Prorations......................................................................................5
            (b)   Taxes...........................................................................................5
            (c)   Manner of Determining Adjustments...............................................................6
     2.4    Payment of Purchase Price.............................................................................6
     2.5    Assumption of Liabilities and Obligations.............................................................7

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................7
     3.1    Standing..............................................................................................7
     3.2    Authorization and Binding Obligation..................................................................8
     3.3    Absence of Conflicting Agreements.....................................................................8



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         3.4      Licenses........................................................................................8
         3.5      Title to and Condition of Leasehold Interests...................................................8
         3.6      Title to and Condition of Tangible Personal Property............................................9
         3.7      Contracts.......................................................................................9
         3.8      Insurance.......................................................................................9
         3.9      Reports.........................................................................................9
         3.10     Taxes...........................................................................................9
         3.11     Claims and Legal Actions.......................................................................10
         3.12     Environmental; Hazardous Materials.............................................................10
         3.13     Compliance with Laws...........................................................................10
         3.14     Full Disclosure................................................................................10

    SECTION 4.    REPRESENTATIONS AND WARRANTIES OF BUYER........................................................10
         4.1      Organization, Standing and Authority...........................................................10
         4.2      Authorization and Binding Obligation...........................................................11
         4.3      Absence of Conflicting Agreements..............................................................11
         4.4      Full Disclosure................................................................................11
         4.5      Buyer Qualifications...........................................................................11

    SECTION 5.    OPERATIONS OF THE STATIONS PRIOR TO CLOSING....................................................11
         5.1      Generally......................................................................................11
         5.2      Contracts......................................................................................12
         5.3      Disposition of Assets..........................................................................12
         5.4      Encumbrances...................................................................................12
         5.5      Licenses.......................................................................................12
         5.6      Rights.........................................................................................12
         5.7      Access to Information..........................................................................12
         5.8      Maintenance of Assets..........................................................................12
         5.9      Insurance......................................................................................13
         5.10     Consents.......................................................................................13
         5.11     Books and Records..............................................................................13
         5.12     Notification...................................................................................13
         5.13     Compliance with Laws...........................................................................13

    SECTION 6.    SPECIAL COVENANTS AND AGREEMENTS...............................................................13
         6.1      FCC Consent....................................................................................13
         6.2      Control of the Stations........................................................................14
         6.3      Risk of Loss...................................................................................14
         6.4      Confidentiality................................................................................14
         6.5      Cooperation....................................................................................14
         6.6      Access to Books and Records....................................................................15


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         6.7      Broker.........................................................................................15
         6.8      Parent Guaranty................................................................................15

      SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                  AT CLOSING.....................................................................................15
         7.1      Conditions to Obligations of Buyer.............................................................15
                  (a)      Representations and Warranties........................................................15
                  (b)      Covenants and Conditions..............................................................15
                  (c)      Consents..............................................................................15
                  (d)      FCC Consent...........................................................................15
                  (e)      Governmental Authorizations...........................................................15
                  (g)      Deliveries............................................................................16
                  (h)      Release of Liens......................................................................16
                  (i)      Concurrent Closing....................................................................16
         7.2      Conditions to Obligations of Seller............................................................16
                  (a)      Representations and Warranties........................................................16
                  (b)      Covenants and Conditions..............................................................16
                  (c)      Deliveries............................................................................16
                  (d)      FCC Consent...........................................................................16
                  (e)      Concurrent Closing....................................................................17

      SECTION 8.  CLOSING AND CLOSING DELIVERIES.................................................................17
         8.1      Closing........................................................................................17
                  (a)      Closing Date..........................................................................17
                  (b)      Closing Place.........................................................................17
         8.2      Deliveries by Seller...........................................................................17
                  (a)      Transfer Documents....................................................................17
                  (b)      Consents..............................................................................17
                  (c)      Certificates..........................................................................17
                  (d)      Licenses, Contracts, Business Records, Etc............................................17
                  (e)      Opinion of Counsel....................................................................18
                  (g)      Noncompetition Agreement..............................................................18
         8.3      Deliveries by Buyer............................................................................18
                  (a)      Purchase Price........................................................................18
                  (b)      Assumption Agreements.................................................................18
                  (c)      Certificate...........................................................................18
                  (d)      Opinion of Counsel....................................................................18
                  (f)      Noncompetition Agreement..............................................................19

      SECTION 9.  TERMINATION....................................................................................19
         9.1      Termination by Seller..........................................................................19

                                     - iii -


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                  (a)      Conditions............................................................................19
                  (b)      Judgments.............................................................................19
                  (c)      Upset Date............................................................................19
         9.2      Termination by Buyer...........................................................................19
                  (a)      Conditions............................................................................19
                  (b)      Judgments.............................................................................19
                  (c)      Upset Date............................................................................19
         9.3      Rights on Termination..........................................................................19

    SECTION 10.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  INDEMNIFICATION; CERTAIN REMEDIES..............................................................20
         10.1     Representations and Warranties.................................................................20
         10.2     Indemnification by Seller......................................................................20
         10.3     Indemnification by Buyer.......................................................................20
         10.4     Procedure for Indemnification..................................................................21
         10.5     Limitation.....................................................................................22

    SECTION 11.   MISCELLANEOUS..................................................................................22
         11.1     Attorneys' Fees................................................................................22
         11.2     Fees and Expenses..............................................................................22
         11.3     Arbitration....................................................................................22
         11.4     Notices........................................................................................23
         11.5     Benefit and Binding Effect.....................................................................24
         11.6     Further Assurances.............................................................................24
         11.7     GOVERNING LAW..................................................................................24
         11.8     Headings.......................................................................................25
         11.9     Gender and Number..............................................................................25
         11.10    Entire Agreement...............................................................................25
         11.11    Waiver of Compliance; Consents.................................................................25
         11.12    Counterparts...................................................................................25
         11.13    Press Releases.................................................................................25

                                LIST OF SCHEDULES


                           Schedule 3.3           -        Consents

                           Schedule 3.4           -        Licenses

                           Schedule 3.5           -        Leasehold Interests

                           Schedule 3.6           -        Personal Property

                           Schedule 3.7           -        Contracts

                           Schedule 3.8           -        Insurance

                           Schedule 8.2(e)        -        Opinion of Seller's Counsel

                           Schedule 8.2(i)        -        Noncompetition Agreement

                           Schedule 8.3(d)        -        Opinion of Buyer's Counsel


                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT


         This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT is dated as of April 15, 1997, by and among Paxson Communications of Buffalo-51, Inc., a Florida corporation ("Buyer"), Fant Broadcasting Company of New York, L.L.C., an Alabama limited liability company ("FBCNY"), Anthony Fant ("Fant" and, collectively with FBCNY, the "Seller") and, for purposes of Section 6.8 hereof, Paxson Communications Corporation, a Delaware corporation ("PCC").

                                    RECITALS

         A. Seller is the licensee of low power television station W69CS, Channel 69, Buffalo, New York ("Buffalo LPTV") and W63BM, Rochester, New York ("Rochester LPTV" and, together with Buffalo LPTV, collectively the "Stations"), pursuant to authorizations issued by the Federal Communications Commission (the "FCC").

         B. Seller is the FCC permittee of television station WAQF-TV, Batavia, New York (the "Construction Permit").

         C. Seller, Buyer and PCC have entered into an Asset Purchase Agreement dated as of April 15, 1997 (the "Original Agreement"), pursuant to which Seller has agreed to sell, and Buyer has agreed to buy, substantially all the assets that are owned by Seller or in which Seller has a transferable interest and which are used or useful in the business or operations of the Stations and the Construction Permit, for the price and on the terms and conditions set forth in the Original Agreement.

         D. Seller and Buyer desire to amend and restate the Original Agreement as set forth herein.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Seller, intending to be bound legally, agree as follows:

SECTION 1.  DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the right of Seller to payment for the sale of advertising and/or programming time on the Station prior to the Closing Date.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under the Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) all Contracts that Buyer has marked with an asterisk (*) on Schedule 3.7 to indicate that such Contract will be assumed by Buyer upon its purchase of the Stations, and (ii) any other Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Construction Permit" shall have the meaning set forth in the Recitals to this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate to or affect the Assets or the business or operations of the Stations, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by Seller between the date of this Agreement and the Closing Date.

         "FCC" shall have the meaning set forth in the Recitals to this Agreement.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         "FCC Licenses" means the Construction Permit and all Licenses issued by the FCC to Seller in connection with the business or operations of the Stations.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and which are used or useful in the business and operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "KTVC-TV Purchase Agreement" means the Asset Purchase Agreement dated as of the date hereof, among Paxson Communications of Cedar Rapids-48, Inc. and Fant Broadcasting Company of Iowa, Inc. concerning the sale of the assets used or useful in the business or operations of television station KTVC-TV, Cedar Rapids, Iowa.

         "Leasehold Interests" means Seller's interests in leaseholds and subleaseholds, easements, licenses, rights to access, and rights of way, and other improvements thereon, which are used or useful in the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local government authorities to Seller in connection with the conduct of the business or operations of the Stations, or with respect to the Construction Permit together with any additions thereto between the date of this Agreement and the Closing Date.

         "Permitted Liens" means liens for taxes not yet due and payable and liens created by the operation of the Leasehold Interests.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, or any governmental entity.

         "Purchase Price" shall have the meaning set forth in Section 2.3 hereof.

         "Stations" shall have the meaning set forth in the Recitals to this Agreement.

         "Tangible Personal Property" means all machinery, equipment, tools, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is owned by Seller or in which Seller has an interest and which is used or useful in the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding any Tangible Personal Property consumed in the ordinary course of business between the date hereof and the Closing Date.

SECTION 2.   PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, assign and/or deliver to Buyer on the Closing Date, and Buyer agrees to purchase and accept, all of the assets and property interests owned by Seller (or in which Seller has a property interest) that are either specifically listed on the Schedules hereto or are both (i) used or useful in connection with the conduct of the business or operations of the Stations and (ii) located at the transmitter sites identified in Schedule 3.6 hereto, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in
Section 2.2 hereof, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Liens), including the following:

             (a) The Tangible Personal Property;

             (b) The Leasehold Interests;

             (c) The Licenses;

             (d) The Assumed Contracts;

             (e) The Intangibles, including the goodwill and call signs of the Stations, if any;

             (f) All choses in action of Seller relating to the Stations that are assignable to Buyer as provided herein;

             (g) All records required by the FCC to be kept by the Stations and copies of all other books and records which belong to Seller and are within its possession and control relating to the business or operations of the Stations (exclusive of corporate, financial and accounting records) including executed copies of the Assumed Contracts; and

             (h) The Construction Permit.

         2.2 Excluded Assets. The Assets shall exclude the following assets:

             (a) Cash or cash equivalents on hand as of the Closing Date; any insurance policies, letters of credit, or other similar items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar securities or other investments;

             (b) Any pension, profit sharing or employee benefit plans and all contracts related thereto, and any collective bargaining agreements;

             (c) All books and records relating to Seller's internal corporate organization or internal financial matters;

             (d) The Accounts Receivable;

             (e) Any Contracts not included in the Assumed Contracts, including, without limitation, all affiliation agreements relating to the Stations; and

             (f) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date.

         2.3 Purchase Price. The purchase price for the Assets and the Noncompetition Agreement shall be Two Million Seven Hundred Dollars ($2,700,000) plus such expenses incurred in connection with obtaining the Construction Permit as approved by the FCC but not to exceed, in any event, Three Hundred Thousand Dollars ($300,000) (the "Purchase Price"), adjusted as provided below:

             (a) Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses as of 11:59 p.m., Eastern Standard Time, on the day prior to the Closing Date. All expenses arising from the operation of the Stations, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, and prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date, and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

             (b) Taxes. Except for real and personal property taxes and assessments incurred against the Assets, there shall be no proration or adjustment for income taxes or any other taxes with respect to the Stations or the Assets which shall be Seller's sole responsibility for all periods prior to the Closing Date. All taxes arising from the transfer of the Assets hereunder shall be Seller's responsibility pursuant to Section 11.2 hereof.

             (c) Manner of Determining Adjustments. The adjustments and prorations to the Purchase Price pursuant to Section 2.3(a) will be determined in accordance with the following procedures:

                 (i) Seller shall prepare and deliver to Buyer not later than five (5) Business Days prior to the Closing Date a preliminary settlement statement, which statement shall set forth Seller's good faith estimate of the adjustments to the Purchase Price under Section 2.3(a) hereof.

                 (ii) Buyer and Seller shall use their good faith efforts to agree upon the adjustments under Section 2.3(a) hereof prior to the Closing.

                 (iii) No later than forty-five (45) days after the Closing Date, Buyer will deliver to Seller a statement setting forth Buyer's determination of the adjustments to the Purchase Price pursuant to Section 2.3(a) hereof. If Seller disputes the amount of the adjustments to the Purchase Price determined by Buyer, they shall deliver to Buyer, within thirty (30) days after their receipt of Buyer's statement, Seller's statement setting forth their determination of the amount of the adjustments to the Purchase Price and the basis for their dispute in reasonable detail. If Seller notifies Buyer of their acceptance of Buyer's statement, or if Seller fails to deliver the Seller's statement within the thirty (30) day period specified in the preceding sentence, Buyer's determination of the adjustments pursuant to Section 2.3(a) hereof shall be conclusive and binding on the parties.

                 (iv) After the Closing, Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the adjustments to the Purchase Price under Section 2.3(a) hereof. If the parties are unable to resolve the dispute within fifteen (15) days following the delivery of Seller's statement described above, Buyer and Seller shall jointly designate and retain, with fees and expenses to be borne equally by Seller and Buyer, an independent certified public accountant mutually acceptable to Seller and Buyer who shall be knowledgeable and experienced in the operation of television broadcasting, to resolve the dispute within thirty (30) days. The accountant's resolutions of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction.

         2.4 Payment of Purchase Price.

             (a) At the Closing, Buyer shall pay to Seller the Purchase
Price adjusted pursuant to Section 2.3(a) hereof by federal wire transfer of immediately available funds pursuant to wire instructions delivered by Seller at least two (2) Business Days prior to the Closing Date.

             (b) If as a result of the final determination of the adjustments to the Purchase Price pursuant to Section 2.3(c) following the Closing, (i) Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller in immediately available funds within five (5) Business Days of the date of such final determination or (ii) Seller is determined to owe an amount to Buyer, Seller shall pay such amount to Buyer in immediately available funds within five
(5) Business Days of the date of such final determination. The amount of the payment made in accordance with this Section 2.4(b) shall bear interest at a per annum rate equal to the "prime rate," as published in the Money Rates column of the Eastern Edition of The Wall Street Journal on the Monday of the week in which the Closing occurs, calculated from the Closing Date to the date such payment is made to Seller or Buyer, as the case may be, and payable with the amount of such payment.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Seller under the Licenses and the Assumed Contracts to the extent that either (i) the obligations and liabilities relate to the period from and after the Closing Date or (ii) the Purchase Price was reduced pursuant to
Section 2.3(a) hereof as a result of the proration of such obligations and liabilities. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing, (iv) any obligations or liabilities of Seller under any employee pension, retirement, or other benefit plans or with respect to commissions, wages, bonuses, incentive payments, vacation pay, sick leave, severance benefits, or other benefits of employees or former employees of Seller or their beneficiaries, (v) any obligations or liabilities of Seller with respect to any Excluded Assets, or (vi) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to the Closing.

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Standing. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Alabama. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder and thereunder.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary actions on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller and Fant, enforceable against Seller and Fant in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, the execution, delivery and the performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with the Articles of Organization of Seller; (ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Seller is a party or by which Seller may be bound; and (iv) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto) listed on
Schedule 3.4. The Licenses listed on Schedule 3.4 have been validly issued and the Seller is the authorized legal holder thereof. The FCC Licenses comprise all of the licenses, permits and other authorizations required from the FCC for the conduct of the business or operations of the Stations in accordance with applicable laws and in the manner and to the extent they are now conducted and the Construction Permit authorizes construction of a new full power television station to operate on Channel 51 in Batavia, New York. None of the Licenses listed on Schedule 3.4 is subject to any restriction or condition which would limit the full operation of the Stations as presently operated. The Licenses listed on Schedule 3.4 are in full force and effect. The business and operations of the Stations are being conducted in accordance with the Licenses listed on
Schedule 3.4. Seller has no reason to believe that the Licenses issued by the FCC will not be renewed by the FCC in the ordinary course.

         3.5 Title to and Condition of Leasehold Interests. Schedule 3.5 contains a complete and accurate description of all leasehold interests necessary to conduct the business and operations of the Stations as now conducted. With respect to each leasehold or subleasehold interest included in the Leasehold Interests being conveyed under this Agreement, so long as Seller fulfills its obligations under the lease therefor, except for landlord's mortgagee, if any, Seller has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon such Seller's leasehold or subleasehold interest. Seller has full legal and practical access to the Leasehold Interests.

         3.6 Title to and Condition of Tangible Personal Property. Schedule 3.6 contains descriptions of all material items of the Personal Property which comprise all material personal property necessary to conduct the business or operations of the Stations as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to all Personal Property, free and clear of any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Liens. Each item of material Personal Property is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Stations.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts. Seller has delivered to Buyer true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts. Other than the Contracts, Seller requires no contract or agreement to enable it to carry on its business as presently conducted. All of the Assumed Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms except as the enforceability thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. Seller is not in breach, nor to Seller's knowledge is any other party in breach, of the terms of any such Assumed Contracts. Except as expressly set forth in Schedule 3.7, Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term, or (iii) to renew the same upon expiration only on terms and conditions which are substantially more onerous than those pertaining to such existing contract. Subject to obtaining the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Insurance. Schedule 3.8 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.8 are in full force and effect. During the three-year period ending on the date hereof, no insurance policy of Seller on the Assets or the Stations have been canceled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.9 Reports. All returns, reports and statements which the Stations are currently required to file with the FCC and any other governmental agency have been filed. All of such reports, returns and statements are complete and correct as filed.

         3.10 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and they have paid or caused to be paid all taxes shown on said returns or on any tax assessment received by them to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by them to be adequate with respect thereto. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller.

         3.11 Claims and Legal Actions. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Stations, nor does Seller know of any basis for the same.

         3.12 Environmental; Hazardous Materials. There are no claims, notices, suits, proceedings or investigations pending or, to Seller's knowledge, threatened, and there are no judgments against Seller or the Stations by or before any governmental authority concerning environmental compliance. To Seller's knowledge, after due inquiry, (i) no toxic materials, hazardous waste, or hazardous substances, including any asbestos or asbestos-related products, any oils, petroleum-derived compounds or pesticides (hereinafter collectively referred to as the "Hazardous Materials") have been or are located on or about the Leasehold Interests; (ii) the Leasehold Interests has not been previously used for the storage, manufacture or disposal of Hazardous Materials; and (iii) no underground storage tank or related equipment ("UST") is located at the Leasehold Interests.

         3.13 Compliance with Laws. Seller has complied in all material respects with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership and operation of the Stations. Neither the ownership or use of the properties of the Stations nor the conduct of the business or operations of the Stations conflicts with the rights of any other person or entity.

         3.14 Full Disclosure. No representation or warranty made by Seller in this Agreement or any certificate to be furnished by Seller at Closing contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading in any such case that was knowingly or willfully made or omitted, as the case may be, by Seller.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Florida. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the FCC Consent, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with the Certificate of Incorporation or Bylaws of Buyer; (ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to Buyer; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire the Assets or operate the Stations.

         4.4 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will knowingly contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

         4.5 Buyer Qualifications. Buyer is legally, financially and otherwise qualified to be the licensee of and acquire, own and operate the Stations and hold the Construction Permit under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC disqualify Buyer as assignee of the FCC Licenses or as the owner and operator of the Stations.

SECTION 5.   OPERATIONS OF THE STATIONS PRIOR TO CLOSING

         5.1 Generally. Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall conduct its business in accordance with its past practices (except where such conduct would conflict with the following covenants or with Seller's other obligations under this Agreement), and in accordance with the other covenants in this Section 5.

        5.2 Contracts. Seller will not enter into any contract or commitment relating to the Stations or the Assets, or amend or terminate any Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on Buyer after Closing without Buyer's written consent.

        5.3 Disposition of Assets. Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except in connection with the acquisition of replacement property of equivalent kind and value.

        5.4 Encumbrances. Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens which shall be removed prior to the Closing Date and, (ii) liens for current taxes not yet due and payable.

        5.5 Licenses. Seller shall not cause or permit, by any act or failure to act, any of the Licenses issued by the FCC to expire or to be revoked, suspended, or modified, or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses. Seller shall not fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Stations and shall file any required applications to extend and maintain the construction permit in full force and effect.

        5.6 Rights. Seller shall not knowingly waive any material right relating to the Stations or any of the Assets.

        5.7 Access to Information. Seller shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access during normal business hours to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Stations for the purpose of audit and inspection and will furnish or cause to be furnished to Buyer or its authorized representatives all material information with respect to the affairs and business of the Stations that Buyer may reasonably request (including any operations reports produced with respect to the affairs and business of the Stations).

        5.8 Maintenance of Assets. Seller shall maintain all of the Assets in good condition (ordinary wear and tear excepted) with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices.

        5.9 Insurance. Seller shall maintain substantially the same insurance coverage provided by the existing insurance policies on the Stations and the Assets until the Closing Date.

        5.10 Consents. Subject to the provisions of Section 6.5 hereof, Seller shall use its best efforts to obtain the Consents (other than Consents relating to Contracts that are not Assumed Contracts) without any change in the terms or conditions of any Assumed Contract or License as in effect on the date of this Agreement. Seller shall advise Buyer of any communications it receives concerning the Consents and of any conditions proposed, considered, or requested for any of the Consents. Upon Buyer's request, Seller shall cooperate with Buyer and use its best efforts to obtain from the Lessors under the Leasehold Interests such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Buyer's lenders may request.

        5.11 Books and Records. Seller shall maintain its books and records relating to the Stations in accordance with past practices.

        5.12 Notification. Seller shall promptly notify Buyer in writing of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 of this Agreement.

        5.13 Compliance with Laws. Seller shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of the Stations.

SECTION 6.   SPECIAL COVENANTS AND AGREEMENTS

        6.1  FCC Consent.

            (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

            (b) Seller and Buyer shall promptly prepare the appropriate applications for the FCC Consent and shall file the necessary applications with the FCC on or before May 19, 1997. The parties shall prosecute the applications with all reasonable diligence and otherwise use their reasonable commercial efforts to obtain a grant of the applications as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by such party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any requests for reconsideration or judicial review of the FCC Consent, provided, however, that the parties shall continue to have all rights available to them pursuant to Section 9 hereof. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its rights under Section 9.

         6.2 Control of the Stations. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Stations; such operations, including complete control and supervision of all of the Stations' programs, employees, and policies, shall be the sole responsibility of Seller until the Closing.

         6.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing, except to the extent of loss or damage resulting from actions or negligence of Buyer or its agents, representatives or independent contractors.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Buyer's obtaining of financing related hereto, and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and rules and regulations of securities markets, each party will keep confidential any information of a confidential nature obtained from the other party in connection with the transactions contemplated by this Agreement. Except as provided in this Paragraph each party will refrain from disclosing any such information to any third party. If this Agreement is terminated, each party will return to the other party all copies of all documents and other all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their reasonable commercial efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, neither Buyer nor Seller shall have any obligation (i) to expend funds to obtain any of the Consents or (ii) to agree to any material adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto; provided, however, that Seller shall be required to expend funds, if necessary, to cure any defaults in order to obtain Consents and either party shall be required to expend funds in respect of normal and usual filing fees and the fees of professional advisors.

         6.6 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of ninety (90) days from the Closing Date any books and records relating to the Assets but not included in the Assets. Buyer shall provide Seller access and the right to copy for a period of ninety (90) days from the Closing Date any books and records relating to the Assets that are included in the Assets.

         6.7 Broker. Each of Buyer and Seller represents and warrants that neither they nor any person or entity acting on their behalf have incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         6.8 Parent Guaranty. Paxson Communications Corporation, a Delaware corporation, of which Buyer is an indirect, wholly-owned subsidiary, hereby fully and unconditionally guarantees all obligations of Buyer hereunder.

SECTION 7.   CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
             AT CLOSING

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment or waiver by Buyer prior to or at the Closing Date of each of the following conditions:

             (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

             (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

             (c) Consents. All Consents relating to Assumed Contracts shall have been obtained and delivered to Buyer without any material adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

             (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any material conditions that need not be complied with by Buyer under Section 6.1 hereof, Seller shall have complied with any conditions imposed on them by the FCC Consent, and the FCC Consent shall have become a Final Order.

             (e) Governmental Authorizations. Seller shall be the holder of all FCC Licenses and there shall not have been any modification of any FCC License that could have a material adverse effect on the Stations or the conduct of its business and operations or the ability to construct the Channel 51 television station in Batavia, New York. No proceeding shall be pending the effect of which would be reasonably likely to revoke, cancel, fail to renew, suspend, or modify adversely any FCC License.

             (f) Material Adverse Change. There shall not have been a material adverse change in the Assets since the date of this Agreement, including, without limitation, any damage, destruction or loss affecting any material assets used in the conduct or the business of the Stations, except normal wear and tear to the Assets.

             (g) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

             (h) Release of Liens. Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer that all security interests, mortgages, encumbrances, and liens on the Assets that are not Permitted Liens have been released and removed.

             (i) Concurrent Closing. The transactions contemplated by the KTVC-TV Purchase Agreement shall have been consummated in accordance with the terms thereof contemporaneously with the Closing.

         7.2 Conditions to Obligations of Seller All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

             (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

             (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

             (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

             (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any material conditions that need not be complied with by Seller under Section 6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

             (e) Concurrent Closing. The transactions contemplated by the KTVC-TV Purchase Agreement shall have been consummated in accordance with the terms thereof contemporaneously with the Closing.

SECTION 8.   CLOSING AND CLOSING DELIVERIES

         8.1 Closing.

             (a) Closing Date. The Closing shall take place simultaneously with the consummation of the transactions contemplated by the KTVC-TV Purchase Agreement, subject to the satisfaction or waiver of all of the other conditions precedent to holding the Closing.

             (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington D.C. 20036.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

             (a) Transfer Documents. Subject to the provisions of this Agreement, duly executed bills of sale, general warranty deeds, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations except for Permitted Liens;

             (b) Consents. An executed copy of any instrument evidencing receipt of any Consent;

             (c) Certificates. A certificate, dated as of the Closing Date, executed by Seller certifying (1) that the representations and warranties of such Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that such Seller has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date and such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Buyer's lenders may request;

             (d) Licenses, Contracts, Business Records, Etc. Copies of all documents described in Section 2.1(g) hereof;

             (e) Opinion of Counsel. An opinion of Seller's counsel dated as of the Closing Date, substantially in the form of Schedule 8.2(e) hereto;

             (f) Resolutions. Certified copy of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement;

             (g) Noncompetition Agreement. An executed copy of the Noncompetition Agreement in the form of Schedule 8.2(g) hereof;

             (h) Lease Agreement. A tower site lease for the Channel 51 television station licensed to Batavia, New York having terms substantially consistent with the Option to Lease referred to in Schedule 3.5, together with all permits necessary for the construction of that station; and

             (i) Other Instruments. Such other instruments and certificates or other documentation as Seller are required by the terms hereof to deliver or as Buyer may reasonably request.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel;

             (a) Purchase Price. The Purchase Price as provided in Section 2.3;

             (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

             (c) Certificate. A certificate, dated as of the Closing Date, executed by Buyer certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

             (d) Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date, substantially in the form of Schedule 8.3(d) hereto;

             (e) Resolutions. Certified copy of resolutions of Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement;

             (f) Noncompetition Agreement. An executed copy of the Noncompetition Agreement, in the form of Schedule 8.2(g), for which Forty Thousand Dollars ($40,000) of the Purchase Price is allocated; and

             (g) Other Instruments. Such other instruments and certificates or other documentation as Buyer is required by the terms hereof to deliver or as Seller may reasonably request.

SECTION 9.   TERMINATION

        9.1 Termination by Seller. This Agreement may be terminated by Seller and the purchase and sale of the Assets abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

             (a) Conditions. If, on the date that would otherwise be the Closing Date, any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied or waived in writing by Seller.

             (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order, not caused by Seller, that would prevent or make unlawful the Closing.

             (c) Upset Date. If the Closing shall not have occurred by June 1, 1998.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Stations abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

             (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

             (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order, not caused by Buyer, that would prevent or make unlawful the Closing.

             (c) Upset Date. If the Closing shall not have occurred by June 1, 1998.

         9.3 Rights on Termination.

             (a) If this Agreement is terminated pursuant to Section 9.1 or 9.2 and neither party is in material breach of any provision of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets. If this Agreement is terminated by Buyer due to Seller's material breach of any provision of this Agreement, and Buyer is not in material breach of any provision of this Agreement, Buyer shall have all rights and remedies available at law or equity, including the right to seek specific performance of this Agreement. Seller agrees that the Assets include unique property that cannot be readily obtained on the open market and that Buyer would be irreparably injured if this Agreement is not specifically enforced after breach if Seller shall have committed a material breach. Therefore, Buyer shall have the right to specifically enforce Seller's performance under this Agreement and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.


SECTION 10.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the closing for a period of eighteen (18) months.

         10.2 Indemnification by Seller. Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

             (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or omission or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

             (b) Any and all obligations of Seller not assumed by Buyer pursuant to this Agreement.

             (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations and/or the Assets prior to the Closing Date, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date.

             (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Indemnification by Buyer. Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

             (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or omission or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, Schedule, document, or instrument delivered to Seller under this Agreement.

             (b) Any and all obligations of Seller assumed by Buyer pursuant to this Agreement.

             (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations and/or the Assets by Buyer on and after the Closing.

             (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

             (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant as soon as practicable after written notice of such action, suit, or proceeding was given to Claimant.

             (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity or under the arbitration provisions of this Agreement, as applicable.

             (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the

Claimant shall cooperate fully with the Indemnifying Party subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate int he defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

             (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

             (e) The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

     10.5 Limitation. Neither Buyer nor Seller shall be required to indemnify the other party under this Section 10, except to the extent that the aggregate amount of all claims against the party exceeds Fifty Thousand Dollars ($50,000).

SECTION 11. MISCELLANEOUS

     11.1 Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

     11.2 Fees and Expenses. Any federal, state, or local sales or transfer tax arising in connection with the conveyance of the Assets by Seller to Buyer pursuant to this Agreement shall be paid by Seller. Buyer shall pay the fee payable to the FCC in connection with the filing of the application for FCC Consent. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

     11.3 Arbitration. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that Seller and Buyer are unable to resolve by themselves shall be settled by arbitration in Washington, D.C. by a panel of three (3) arbitrators. Seller and Buyer shall each designate one (1) disinterested arbitrator, and the two (2) arbitrators so designated shall select the third arbitrator. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Seller and Buyer. The costs and expenses of the arbitration proceeding shall be assessed between Seller and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty (30) days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Seller or Buyer against the other except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or
(iii) a suit for specific performance under Section 9.4(b) of this Agreement.

     11.4 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Buyer:                        Paxson Communications of Buffalo-51, Inc.
                                    601 Clearwater Park Road
                                    West Palm Beach, FL   33401
                                    Attn:  Mr. Lowell W. Paxson
                                    Telecopy:  (407) 655-9424
                                    Telephone: (407) 659-4122

With copy to:                       John R. Feore, Jr., Esq.
                                    Dow, Lohnes & Albertson, PLLC
                                    1200 New Hampshire Avenue, N.W., Suite 800
                                    Washington, D.C.   20036
                                    Telecopy:  (202) 776-2222
                                    Telephone:  (202) 776-2786

If to Seller:                       Fant Broadcasting of New York, L.L.C.
                                    2154 Highland Avenue
                                    Birmingham, AL  35205
                                    Attn:  Mr. Anthony Fant
                                    Telecopy:  (205) 933-1040
                                    Telephone:  (205) 933-1030

With copy to:                       Michael A. King, Esq.
                                    Brown & Wood, LLP
                                    One World Trade Center
                                    New York, New York   10048
                                    Telecopy:  (212) 839-5599
                                    Telephone:  (212) 839-5300

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.4.

     11.5 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights and obligations under this Agreement to a wholly-owned subsidiary or commonly controlled affiliate satisfying the requirements of Section 4.5 hereof without seeking or obtaining Seller's prior approval. Upon any permitted assignment by Buyer or Seller in accordance with this Section 11.5, all references to "Buyer" herein shall be deemed to be references to Buyer's assignee and all references to "Seller" herein shall be deemed to be references to Seller's assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.6 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

     11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

     11.8 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     11.9 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

     11.10 Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

     11.11 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.11.

     11.12 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     11.13 Press Releases. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings and, if required, press releases with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, in which case the other party shall be first notified in writing.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Asset Purchase Agreement as of the day and year first above written.

                                        PAXSON COMMUNICATIONS OF
                                        BUFFALO-51, INC.



                                        By: /s/ Lowell W. Paxson
                                           -------------------------------------
                                            Name:    Lowell W. Paxson
                                            Title:   Chairman



                                        FANT BROADCASTING COMPANY OF NEW
                                        YORK, L.L.C.



                                        By: /s/ Anthony Fant
                                           ------------------------------------
                                            Name: Anthony Fant
                                            Title: Managing Members



                                        /s/ Anthony Fant
                                        ----------------------------------------
                                        ANTHONY FANT, an Individual



                                        PAXSON COMMUNICATIONS CORPORATION JOINS
                                        IN THE EXECUTION OF THE FOREGOING ASSET
                                        PURCHASE AGREEMENT SOLELY FOR THE
                                        PURPOSE OF SECTION 6.8 THEREOF.


                                        PAXSON COMMUNICATIONS
                                        CORPORATION



                                        By: /s/ Lowell W. Paxson
                                           ------------------------------------
                                            Name:    Lowell W. Paxson
                                            Title:   Chairman

                                                                      EX-10.170
Schedule 3.3 to the
Asset Purchase Agreement
by and between
Paxson Communications of Buffalo-51, Inc.
and Fant  Broadcasting of New York, L.L.C.



List of Consents Required


NONE, except for the necessary approvals and consents required pursuant to the various rules, regulations and requirements of the Federal Communications Commission.

Schedule 3.4 to the
Asset Purchase Agreement
by and between
Paxson Communications of Buffalo-51, Inc.
and Fant Broadcasting of New York, L.L.C.


List of Licenses


1.   Television Broadcast Station Construction Permit
     Grant Date:  5-10-96
     Permit File No. BPCT-950320KO

2.   LPTV Station License for W69CS (Buffalo, NY)
     File No. BALTTL-951101IA

3.   LPTV Station License for W63BM (Rochester, NY)
     File No. BALTTL-951101IB

Schedule 3.5 to the
Asset Purchase Agreement
by and between
Paxson Communications of Buffalo-51, Inc.
and Fant  Broadcasting of New York, L.L.C.


Leasehold Interests

NONE

Schedule 3.6 to the
Asset Purchase Agreement
by and between
Paxson Communications of Buffalo-51, Inc.
and Fant  Broadcasting of New York, L.L.C.


List of Personal Property

1. Transmitter, antenna and miscellaneous equipment for LPTV W63BM, located at tower site on Pinnacle Hill at 1156 Highland Avenue, Brighton, NY

2. Antenna, lines and transmitter for LPTV W69CS, located at the Midland Bank Building in Buffalo, New York

Schedule 3.7 to the
Asset Purchase Agreement
by and between
Paxson Communications of Buffalo-51, Inc.
and Fant  Broadcasting of New York, L.L.C.


List of Contracts

1. April 7, 1997, Option to Lease (Tower Site) from Howard Clark to Fant Broadcasting of New York, L.L.C.

Schedule 3.8 to the
Asset Purchase Agreement
by and between
Paxson Communications of Buffalo-51, Inc.
and Fant Broadcasting of New York, L.L.C.


List of Insurance Policies

Personal Property described in Schedule 3.6 covered under a policy of insurance issued by Vesta Insurance. Coverage is a Special Form including theft, $1,000 deductible.

                                                                 SCHEDULE 8.2(e)

                               SELLER'S OPINION


        1. Seller is a limited liability company duly organized and in good standing under the laws of the State of Alabama.

        2. Seller has full corporate power and authority to execute, deliver and perform the Asset Purchase Agreement and the other Transaction Documents [Transaction Documents shall mean the documents executed and delivered by Seller at Closing] to which it is a party. Seller's execution, delivery and performance of the Purchase Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Seller.

        3. The Purchase Agreement and each of the other Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws and related court decisions now or hereinafter in effect relating to creditors' rights and (ii) the application of general equitable principles.

        4. The execution, delivery and performance by Seller of the Purchase Agreement and the other Transaction Documents to which Seller is a party (a) do not require the consent of any third party under any of the Seller Agreements [Seller Agreements shall mean such agreements that are certified by Seller to Seller's counsel to be material to the operation of the business of Seller or the transactions contemplated by the Purchase Agreement, except that Seller Agreements shall not include any Contracts listed on Schedule 3.7 that are not designated as Assumed Contracts], other than consents set forth on Schedule 3.3 of the Purchase Agreement: (b) do not violate Applicable Law [Applicable Law means those laws and regulations that a lawyer exercising customary professional diligence would recognize as being applicable to the transactions contemplated by the Transaction Documents, although no opinion is hereby expressed as to laws other than the laws of the State of Alabama] or any judgment, order, injunction, decree, which is applicable to Seller and known to us; (c) do not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any of the Seller Agreements; and (d) do not result in the creation of any lien, charge or encumbrance on any of the Assets pursuant to the terms of any of the Seller Agreements.

        5. All bills of sale, assignments, and other conveyancing documents delivered by Seller to Buyer on the date hereof are in proper form to convey and assign all of Seller's right, title, and interest in and to the Tangible Personal Property to Buyer.

        6. The Licenses listed on Exhibit A hereto (the "FCC Licenses") were validly issued to Seller, are in full force and effect and are not subject to any condition other than such conditions that are set forth in the FCC Licenses.

        7. The FCC has granted its consent to the assignment of the FCC Licenses from Seller to Buyer (the "FCC Consent"). To the best of our knowledge based solely on a review of the FCC's files and records and the Officer's Certificate, the FCC Consent has not been reversed, stayed, enjoined, set aside, annulled or suspended, no requests have been filed for administrative or judicial review, reconsideration, appeal or stay of the FCC Consent, and the time periods for filing any such requests and for the FCC to set aside the FCC Consent on its own motion have expired.

        Opinions 1-5 to be provided by Seller's General Counsel. Opinions 6-7 to be provided by Fletcher, Heald and Hildreth, PLC, Seller's FCC counsel.

                                                                SCHEDULE 8.2(g)

                           NONCOMPETITION AGREEMENT

        This NONCOMPETITION AGREEMENT is dated as of ______ ___, 1997, by and among PAXSON COMMUNICATIONS OF BUFFALO-51, INC., a Florida corporation ("Buyer"), FANT BROADCASTING OF NEW YORK, L.L.C., an Alabama limited liability company ("Seller"), and ANTHONY J. FANT, an individual ("Fant").

                                  RECITALS:

        A. Seller, Buyer and Fant have entered into an Asset Purchase Agreement dated as of April __,1997 (the "Purchase Agreement"), pursuant to which Buyer agreed to purchase from Seller and Fant (a) substantially all of the assets (the "Assets") that are owned by Seller or Fant or in which Seller or Fant have a transferrable interest and which are used or useful in the business or operations of low power television stations W69CS, Channel 69, Buffalo, New York, and W63BM, Rochester, New York, and (b) the construction permit (the "Permit") for WAQF-TV, Batavia, New York (W69CS, W63BM and WAQF-TV are collectively, the "Stations").

        B. Fant is President of Seller and is actively involved in television station ownership and possesses special knowledge, abilities and experience regarding the business and operation of the Stations.

        C. The agreement of Seller and Fant to deliver this Noncompetition Agreement was a material inducement to Buyer in entering into the Purchase Agreement, and the delivery of this Noncompetition Agreement by Seller and Fant was a condition to Buyer's obligation to purchase the Assets and Permit.

        D. Buyer, as the owner of the Stations, desires to preclude Seller and Fant form competing against it during the term of this Agreement.

                                  AGREEMENT


        In consideration of the above recitals and the covenants and agreements set forth in this Agreement, the parties agree as follows:

SECTION 1.   COVENANT

        Seller and Fant covenant and agree that for a period of three years after the date of this Agreement, neither Seller, Fant nor any entity controlling, controlled by or under common control with Seller or Fant (an "Affiliate") will, directly or indirectly, own, manage, operate, join, control, or engage or participate in the ownership, management, operation, or control of, or be connected as a shareholder, director, officer, agent, partner, joint venturer, consultant, advisor, or otherwise with, or render any services to any business or organization any part of which engages in the business of television broadcasting serving or proposing to serve all or any portion of the Buffalo, New York, or Rochester, New York, designated Market Areas (DMA) as defined by A.C. Nielsen. The foregoing covenant shall not prohibit Seller, Fant or any Affiliate from owning securities of any company listed on a national securities exchange.

SECTION 2.  COMPENSATION

     As compensation for the covenants of Seller and Fant not to compete with Buyer, Buyer has pais to Seller and Fant the amount of One Hundred Thousand dollars (40,000).

SECTION 3.  ENFORCEABILITY; REMEDIES

     3.1 Remedies. Seller and Fant agree that if Seller, Fant or any Affiliate engages or threatens to engage in any activity that constitutes a violation of the provisions of this Agreement, Buyer shall have the right and remedy to have the provisions of this Agreement specifically enforced to the extent permitted by law by any court having jurisdiction, it being acknowledged and agreed that any breach of this Agreement would cause immediate irreparable injury to Buyer and that money damages would not provide an adequate remedy at law for any breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity.

     3.2 Reformation. If any of the provisions or covenants contained in this Agreement are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the court making such determination shall have the power to reduce the duration and/or scope of the provision or covenant, and the provision or covenant in its reduced form shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Agreement in any other jurisdiction.

SECTION 4.  MISCELLANEOUS

     4.1 Notices. all notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Seller/Fant or any Affiliate:    Anthony J. Fant
                                       Fant Broadcasting of New York, L.L.C.
                                       2154 Highland Avenue
                                       Birmingham, Alabama 35205

If to Buyer:                           Lowell W. Paxson
                                       Paxson Communications of Buffalo-51, Inc.
                                       601 Clearwater Park Road
                                       West Palm Beach, FL  33401

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 4.1.

        4.2 Benefit and Binding Effect. No party may assign this Agreement without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their and their respective successors and permitted assigns.

        4.3 Further Assurance. The parties shall execute any other documents that may be necessary and desirable to the implementation and consummation of this Agreement.

        4.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

        4.5 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

        4.6 Amendments. This Agreement cannot be amended, supplemented, or change except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

        4.7 Counterparts. this agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.


            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Noncompetition Agreement as of the day and year first above written.



                                FANT BROADCASTING OF NEW YORK,
                                L.L.C.


                                By:
                                   -----------------------------
                                     Name:
                                     Title:


                                ANTHONY J. FANT


                                --------------------------------



                                PAXSON COMMUNICATIONS OF
                                BUFFALO-51, INC.


                                By:
                                   -----------------------------
                                     William L. Watson
                                     Secretary

                                                                SCHEDULE 8.3(d)


                               BUYER'S OPINION


        1.   Buyer is a corporation duly organized and in good standing under
the laws of the State of Florida.   Guarantor is a corporation duly organized
and in good standing under the laws of the State of Delaware.

        2. Each of Buyer and Guarantor has full corporate power and authority to execute, deliver and perform the Asset Purchase Agreement and the other Transaction Documents [Transaction Documents shall mean the documents executed and delivered by Buyer at Closing] to which it is a party. Buyer's and Guarantor's execution, delivery, and performance of the Purchase Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Buyer or Guarantor, as the case may be.

        3. The Purchase Agreement and the Guarantee and each of the other Transaction Documents to which Buyer or Guarantor is a party have been duly executed and delivered by Buyer or guarantor, as the case may be, and constitute the valid and binding obligation of Buyer or Guarantor, as the case may be, enforceable against Buyer or Guarantor, as the case may be, in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws and related court decisions now or hereinafter in effect relating to creditors' rights and (ii) the application of general equitable principles.

        4. The execution, delivery and performance by Buyer and Guarantor of the Purchase Agreement and the other Transaction Documents to which it is a party (a) do not require the consent of any third party under any of the Buyer or Guarantor Agreements [Buyer or Guarantor agreements shall mean such agreements that are certified by Buyer to Buyer's counsel to be material to the operation of Buyer's business or the transactions contemplated by the Purchase Agreement]; (b) do not violate any provisions of Buyer's or Guarantor's corporate charter or bylaws; (c) do not violate any Applicable Law [Applicable Law means those laws and regulations that a lawyer exercising customary professional diligence would recognize as being applicable to the transactions contemplated by the Transaction Documents, although no opinion is hereby expressed as to laws other than the laws of the State of Florida], or judgment, order, injunction, or decree, which is applicable to Buyer or Guarantor and known to us; and (d) do not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any of the Buyer or Guarantor Agreements.

        Opinion 1-4 to be provided by Buyer's General Counsel.